STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                S.Y. Bancorp, Inc. and Subsidiaries

                                      For the Three Months
                                         Ended March 31
                                        1997       1996

PRIMARY
Average shares outstanding         3,273,017    3,260,732
Effect of assumed conversion
  of stock options under
  treasury stock method              110,751       92,018
                                   ---------    ---------
                                   3,383,768    3,352,750
                                   =========    =========
Net income                        $1,483,000   $1,072,000
                                   =========    =========
Per share                         $      .44   $      .32
                                   =========    =========
FULLY DILUTED
Average shares outstanding         3,273,017    3,260,732
Effect of assumed conversion
  of stock options under
  treasury stock method              110,767      100,586
                                   ---------    ---------
                                   3,383,784    3,361,318
                                   =========    =========
Net income                        $1,483,000   $1,072,000
                                   =========    =========
Per share                         $      .44   $      .32
                                   =========    =========